Exhibit 23.1

LIST OF STANDARD DRILLING SUBSIDIARIES

Parent Company	Name of Subsidiary	Domicile	Ownership
Standard Drilling, Inc.
	The E-Factor Corp.	Delaware	Majority
The E-Factor Corp
	EQmentor	Delaware	Wholly